UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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NuVasive, Inc.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT!
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2011
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATIONS
CORPORATE GOVERNANCE
COMMUNICATIONS WITH DIRECTORS
CODE OF ETHICS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
POTENTIAL PAYMENTS UPON TERMINATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)
PROPOSAL 3 -- ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDERS SHARING THE SAME ADDRESS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2011

The Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) will be held on May 25, 2011, at 8:00 AM local time at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to hold office until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To vote on an advisory (non-binding) basis on the compensation of the Company’s named executive officers.

3. To vote on an advisory (non-binding) basis on the frequency of an advisory vote on executive compensation in the future.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 28, 2011 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Alexis V. Lukianov,
Chief Executive Officer and Chairman of the Board

San Diego, California
April 1, 2011

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE ‘‘NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

NuVasive, Inc.
7475 Lusk Boulevard
San Diego, CA 92121
(858) 909-1800

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011

GENERAL

NuVasive, Inc. (the “Company”) made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on May 25, 2011, at 8:00 AM local time, at NuVasive’s corporate offices located at 7475 Lusk Boulevard, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). The Notices were mailed to stockholders on or about April 7, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) the election of two Class I directors for terms expiring in 2014; (ii) an advisory (non-binding) resolution regarding executive compensation; (iii) an advisory (non-binding) basis on the frequency of an advisory vote on executive compensation in the future; (iv) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and (v) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”) in 2008, we may furnish proxy materials, including this Proxy Statement and our Annual Report for fiscal year 2010, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Our Annual

Report for fiscal year 2010 is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice also instructs you as to how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

4.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

5.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on March 28, 2011, are entitled to notice of and to vote at the Annual Meeting. At the close of business on March 28, 2011, there were 39,647,524 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting at 7475 Lusk Boulevard, San Diego, California 92121, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

6.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

7.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name”, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Routine matters include the ratification of independent public accountants. Non-routine matters include the election of directors, actions on stock plans, shareholder proposals, and advisory votes on the approval of executive compensation and the frequency of advisory votes on executive compensation. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

8.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 7475 Lusk Boulevard, San Diego, CA 92121 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

9.	How are the votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or you may vote to “WITHHOLD” with respect to one or more of the nominees. A vote of “WITHHOLD” with respect to the election of one or more of the nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum.

In the vote on the frequency of how often the Company conducts a vote on the executive pay program and policies, you may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For each other item, you may vote “FOR,” “AGAINST” or “ABSTAIN.” A vote of “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board (i.e. “FOR” the nominees to the Board listed in these materials; “FOR” the Company’s executive pay program and policies; “ONE YEAR” with respect to the frequency of how often the Company conducts a vote on the executive pay program and policies; and “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011) unless you submit your proxy card through a broker and your broker does not indicate a vote on a particular matter because your broker has not received voting instructions from you (See Question 7 above). If the Company receives a proxy card with a broker non-vote, your proxy will be voted “FOR” the ratification of the appointment of Ernst & Young LLP and it will not be included as a vote with respect to the election of directors, the approval of the Company’s executive compensation and the frequency of the advisory vote on the Company’s executive compensation as recommended by the Board.

10.	What vote is needed to approve each of the proposals?

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of the Company’s common stock voted in the election of directors. The proposal on the frequency of an advisory vote on executive compensation will also be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of votes will be considered the advisory vote of the Company’s stockholders.

Each other item requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item.

11.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD, FOR THE ENDORSEMENT OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, ONE YEAR WITH RESPECT TO THE ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF ERNST & YOUNG LLP.

12.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 7) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. Though the Company has not yet, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $10,000 plus expenses.

14.	Could other matters be decided in the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Alexis V. Lukianov and Jason M. Hannon) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Where can I find the voting results of the Annual Meeting?

We intend to announce the final voting results at the Annual Meeting and publish the final results in our current report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such current report on Form 8-K. If final results are not filed with our current report on Form 8-K to be filed within four business days of the Annual Meeting, the final results will be published in an amendment to our current report on Form 8-K within four business days after the final voting results are known.

16.	How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2011 annual meeting of stockholders occurring in 2012?

The Company’s Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Company’s Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year’s annual meeting of stockholders. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than thirty (30) days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board for the annual meeting of stockholders to be held in 2012 must submit such proposals so as to be received by the Company at 7475 Lusk Boulevard, San Diego, CA 92121, on or before December 9, 2011; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2012 more than 30 days before or after the one-year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible quarterly report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2011

This Proxy Statement and the Company’s Fiscal Year 2010 Annual Report are both available at www.proxydocs.com/nuva.

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of March 28, 2011, is set forth below:

			Term Expires on
			Annual Meeting	Director
Name	Age	Position	held in the Year	Class

Alexis V. Lukianov	55	Chairman of the Board and Chief Executive Officer	2013	III
Jack R. Blair	68	Compensation Committee Chair	2013	III
Peter C. Farrell, Ph.D., AM	68	Nominating & Corporate Governance Committee Chair	2012	II
Lesley H. Howe	66	Audit Committee Chair Compensation Committee	2012	II
Robert J. Hunt	62	Audit Committee Nominating & Corporate Governance Committee	2011	I
Eileen M. More	64	Audit Committee Compensation Committee	2012	II
Richard W. Treharne, Ph.D.	61	Compensation Committee Nominating & Corporate Governance Committee	2011	I

At the Annual Meeting, the stockholders will vote on the election of Robert J. Hunt and Richard W. Treharne, Ph.D. as Class I directors to serve for a three-year term until the annual meeting of stockholders in 2014 and their successors are elected and qualified. All directors hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors. Any proxy granted with respect to the Annual Meeting cannot be voted for greater than two nominees.

NOMINEES AND CONTINUING DIRECTORS

Pursuant to a resolution adopted by a majority of the authorized number of directors, the authorized number of members of the Board has been set at seven. The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Nominees

Robert J. Hunt

Robert J. Hunt has served as a member of our Board of Directors since January 2005. Mr. Hunt is the co-founder of the Mercury Investment Group, an investment advisory firm established in 2002. Mr. Hunt also oversaw the finance team at AutoZone, Inc., for eight years, serving as Executive Vice President and Chief Financial Officer and director. Mr. Hunt previously held senior financial management positions at The Price Company, Malone & Hyde, Inc. and PepsiCo, Inc. He has also served as a director of SCB Computer Technology, Inc. Mr. Hunt holds bachelor and masters degrees from Columbia University and is a certified public accountant. Mr. Hunt’s extensive public company background provides valuable financial and accounting expertise, and his background as an executive contributes management and auditing expertise to the Board.

Richard W. Treharne, Ph.D.

Richard W. Treharne, Ph.D. has served as a member of our Board of Directors since August 2009. Dr. Treharne has over 30 years of experience in the orthopaedic industry with over 15 years in senior management. From August 2006 to the present, Dr. Treharne has held the position of Vice President, Orthopaedic Research at Active Implants Corporation, a privately held orthopaedic company focused on innovative technologies for degenerative conditions of the joints. During his sixteen years at Medtronic Sofamor Danek, from November 1990 to August 2006, he served as a Group Director — Regulatory and Clinical Affairs for three months and then various Vice President positions for the remainder of his tenure, most recently as Vice President — Regulatory Affairs. He also held several director level positions at Smith & Nephew plc prior to working at Medtronic. Dr. Treharne holds an M.B.A. from the University of Memphis, a Ph.D. and a M.S.E. from The University of Pennsylvania, and a B.S. in Metallurgical Engineering from The Ohio State University. Dr. Treharne’s experience in senior management and the orthopaedic industry provide strategic and practical knowledge to our Board related to regulatory, clinical research and other operational areas in our industry.

Continuing Directors

Alexis V. Lukianov

Alexis V. Lukianov has served as our Chief Executive Officer and a director since July 1999, and as Chairman of our Board of Directors since February 2004. He also served as our President from July 1999 until December 2004. Mr. Lukianov has over 25 years of experience in the orthopaedic industry with more than 20 years in senior management. Prior to joining NuVasive, Mr. Lukianov was a founder of and served as Chairman of the Board and Chief Executive Officer of BackCare Group, Inc., a spine physician practice management company. Mr. Lukianov also held various executive positions with Medtronic Sofamor Danek, Inc. including President of USA. He also directed a business unit at Smith & Nephew Orthopaedics and managed an orthopaedic joint venture between Stryker and Meadox Medical. Mr. Lukianov attended Rutgers University and served in the U.S. Navy. Mr. Lukianov serves on the boards and the executive committees of BIOCOM and Medical Device Manufacturers Association (MDMA), and is on the boards of Volcano Corporation, a publicly traded company that develops products that aid in the diagnosis and treatment of vascular and structural heart disease, and Ophthonix, Inc., a privately held company focused on vision correction technology. Mr. Lukianov, with his experience in the orthopaedic industry and years in senior management as described above, provides invaluable experience to the Board and entire organization at NuVasive.

Jack R. Blair

Jack R. Blair has served as a member of our Board of Directors since August 2001. During his 18 year career with Smith & Nephew plc ending in 1998, Mr. Blair served in various capacities with Smith & Nephew plc and Richards Medical Company, which was acquired by Smith & Nephew in 1986, most recently as group president of its North and South America and Japan operations. He held the position of President of Richards Medical Company. Until November 2007, when the company was sold, Mr. Blair served as chairman of the board of directors of DJO, Inc., an orthopedic medical device company. He also serves as a director of two privately-held orthopedic companies and a privately-held specialty chemicals company. Mr. Blair holds a B.A. in Government from Miami University and an M.B.A. from the University of California, Los Angeles. Mr. Blair’s service with prior companies has provided him with valuable international and operational experience, and together with his extensive knowledge of the medical device industry, he brings extensive management and board of director experience to our Board.

Peter C. Farrell, Ph.D., AM

Peter C. Farrell, Ph.D., AM has served as a member of our Board of Directors since January 2005. Dr. Farrell was founding Chairman and Chief Executive Officer of ResMed, Inc., a leading developer and manufacturer of medical equipment for the diagnosis and treatment of sleep-disordered breathing, which positions he held from 1989 to 2007. Dr. Farrell serves as a director of California Healthcare Institute. Dr. Farrell holds bachelor and masters degrees in chemical engineering from the University of Sydney and the Massachusetts Institute of Technology, a Ph.D. in bioengineering from the University of Washington, Seattle and a Doctor of Science from the University of New South Wales for research related to dialysis and renal medicine. Dr. Farrell’s broad management experience and responsibilities, through his experience as a founding executive of ResMed, Inc., provide relevant experience to our Board in a number of strategic and operational areas.

Lesley H. Howe

Lesley H. Howe has served as a member of our Board of Directors since February 2004. Mr. Howe has over 40 years of experience in accounting, finance and business management within a variety of industries. From December 2001 to May 2007, he served as Chief Executive Officer of Consumer Networks LLC, a San Diego-based

Internet marketing and promotions company. Mr. Howe had a 30 year career with KPMG Peat Marwick LLP, an international accounting and auditing firm, in which he was an audit partner for 23 years and an area managing partner/managing partner of the Los Angeles office of KPMG for three years. Mr. Howe currently serves on the board of directors of P.F. Chang’s China Bistro, Inc., an owner and operator of restaurants; Jamba, Inc., the leading retailer of quality blended fruit beverages; Volcano Corporation, a developer of products that aid in the diagnosis and treatment of vascular and structural heart disease, and DJO, Inc., a private company. He previously served on the board and was chair of the Audit Committee of DJ Orthopedics Inc. from 2002 through 2008. Mr. Howe received a B.S. in business administration from the University of Arkansas. Mr. Howe’s extensive public accounting, financial and executive management background provide valuable financial and accounting experience and expertise to our Board.

Eileen M. More

Eileen M. More has served as a member of our Board of Directors since June 2007. Ms. More was a General Partner at Oak Investments, one of the largest venture capital funds in the United States, for over 20 years. Ms. More founded Oak’s healthcare investment practice, and was also an active investor in information technology, with early stage investments in dozens of successful healthcare and technology companies. Her investments include leadership roles with Genzyme Corporation, Alexion Pharmaceuticals, OraPharma, Inc., Osteotech, Inc. and Compaq Computer. Ms. More retired from Oak in 2002, but continues to serve on several boards. She currently serves on the board of directors of Optherion, Inc., a privately held company. She formerly served on the board of directors of KBL Healthcare Acquisition Corp. III, a publicly owned blank check corporation. Ms. More was formerly the Chairman Emeritus of the Connecticut Venture Group and a board member of the University of Connecticut Research and Development Corporation. Ms. More attended the University of Bridgeport and has been awarded a Chartered Financial Analyst (CFA) charter. Ms. More’s investment and leadership experience in the healthcare industry provides relevant experience in strategic areas, as well as in-depth knowledge of the healthcare industry, providing valuable insight and guidance to the Board for matters such as, among others, corporate strategy and risk management.

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATIONS

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating & Corporate Governance Committee (the “Nominating Committee”) considers the appropriate balance of experience, skills and characteristics required of the Board, seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ Stock Market (“NASDAQ”), and that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules (including that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission). Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. Additionally, the Nominating Committee will consider diversity and seeks diverse individuals, such as women and individuals from minority groups, to include in the pool of candidates for Board nomination; however, there is no formal policy with respect to diversity considerations in identifying director nominees.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (b) all information required by the Company’s Bylaws (including the names and addresses of the stockholders making the nomination and the appropriate biographical information and a statement as to the qualification of the nominee), and should be submitted in the time frame described in the Bylaws of the Company and under the question, “How do I make a stockholder proposal or nominate an individual to serve as a director for the fiscal year 2011 annual meeting of stockholders occurring in 2012?” above.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2011 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current directors standing for re-election.

CORPORATE GOVERNANCE

The Board met four times during fiscal 2010. The Audit Committee met ten times. The Compensation Committee met four times and action was taken via unanimous written consent two times. The Nominating & Corporate Governance Committee met four times. Each member of the Board attended 75% or more of the Board meetings during fiscal 2010. Each member of the Board who served on the Audit, Compensation or Nominating and Corporate Governance Committees attended at least 75% of the respective committee meetings during fiscal 2010.

Board Independence

The Board has determined that the following directors are “independent” under current NASDAQ listing standards:

Jack R. Blair
Peter C. Farrell, Ph.D., A.M.
Lesley H. Howe
Robert J. Hunt
Eileen M. More
Richard W. Treharne, Ph.D.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions between a director and the Company with dollar amounts above certain thresholds are required to be disclosed and preclude a finding by the Board that the director is independent. In addition to transactions required to be disclosed under SEC and NASDAQ rules, the Board considered certain other relationships in making its independence determinations, and determined, in each case, that such other relationships did not impair the director’s ability to exercise independent judgment on behalf of the Company.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined and the Company does not appoint a lead independent director. The Board believes that Mr. Lukianov’s service as both Chairman of the Board and Chief Executive Officer, or “CEO”, is in the best interest of the Company and its shareowners. Mr. Lukianov possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareowners, investors, customers and suppliers, particularly during times of turbulent economic and industry conditions. This has been beneficial in driving a unified approach to core operating processes across a global organization that has significant growth from year-to-year.

Each of the directors other than Mr. Lukianov is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with the Chairman directly regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board and Committee meetings, and coordinate with the Chairman regarding information to be provided to the independent directors in performing their duties. The Board believes that this approach appropriately and effectively complements the combined CEO/Chairman structure.

Although the Company believes that the combination of the Chairman and CEO roles is appropriate in the current circumstances, the Company’s Corporate Governance Guidelines do not establish this approach as a policy.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role, particularly with respect to risk interrelationships. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees, and the Nominating and Corporate Governance Committee oversees the risks associated with the Company’s overall governance, corporate compliance policies (for example, policies addressing relationships with health care professionals and compliance with anti-kickback laws) and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

The Board’s risk oversight function complements the Company’s leadership structure. The Company’s Chief Executive Officer, who also serves as Chairman of the Board, is able to promote open communication between management and directors relating to risk as well as combine the operational focus of management with the risk oversight capabilities of the Board.

Board Committees

The Board has standing Audit, Compensation, and Nominating & Corporate Governance committees.

Audit Committee.  The Board has determined that all members of the Audit Committee are independent directors under the NASDAQ listing standards and each of them is able to read and fundamentally understand financial statements. The Board has determined that Lesley H. Howe qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee both the accounting and financial reporting processes of the Company as well as audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the compensation of the independent registered public accounting firm selected to conduct the annual audit of our accounts, reviewing the scope and results of the independent audit, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent registered public accounting firm. The Audit Committee is governed by a written charter approved by the Board. The Audit Committee report is included in this Proxy Statement under the caption “Report of the Audit Committee.”

Compensation Committee.  The Board has determined that all members of the Compensation Committee are independent directors under the NASDAQ listing standards. The Compensation Committee administers the

Company’s benefit and stock plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee meets several times a year and consults with independent compensation consultants, as it deems appropriate, to review, analyze and set compensation packages for our executive officers, which include our Chairman and CEO, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer and each of our other senior officers. The Compensation Committee determines the CEO’s compensation following discussions with him and, as it deems appropriate, an independent compensation consultant. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The other executive officers are not present during this process. For more information, please see below under “Compensation Discussion and Analysis.” The Compensation Committee is governed by a written charter approved by the Board. The Compensation Committee report is included in this Proxy Statement under the caption “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee.  The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent directors under the NASDAQ listing standards. The Nominating and Corporate Governance Committee’s responsibilities include recommending to the Board nominees for possible election to the Board and providing oversight with respect to corporate governance and succession planning matters. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board.

Charters for the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees are available to the public at the Company’s website at www.nuvasive.com.

Compensation Consultant Fees

In the last fiscal year, the Compensation Committee has selected and retained Frederic W. Cook & Co., Inc. as independent executive compensation consultants. Frederic W. Cook & Co., Inc. only provides compensation consulting services to the Compensation Committee, reports directly to the Compensation Committee, only provides services that are requested by the Compensation Committee and works with the Company’s management only on matters for which the Compensation Committee is responsible.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

NuVasive, Inc.
Attn: Investor Relations
7475 Lusk Boulevard
San Diego, CA 92121

or send an e-mail to investorrelations@nuvasive.com.

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of our directors, who were directors at such time, attended the annual meeting held in 2010.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included as Section 2 of the Company’s Code of Conduct posted on the Company’s website at www.nuvasive.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 28, 2011 (or such other date as provided below) based on information available to us and filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer, Chief Financial Officer and each other named executive officer and (d) all directors and executive officers as a group. Each stockholder’s percentage ownership is based on 39,647,524 shares of our common stock outstanding as of the record date of March 28, 2011 for the Annual Meeting.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class (%)

Principal Stockholders
Wellington Management Company, LLP(3)	5,301,498	13.37
75 State Street Boston, MA 20109
Capital Research Global Investors(4)	4,301,822	10.85
333 South Hope Street Los Angeles, CA 90071
FMR LLC(5)	2,647,117	6.68
82 Devonshire Street Boston, MA 20109
BlackRock, Inc.(6)	2,246,192	5.67
40 East 52nd Street New York, NY 10022
Vanguard Specialized Funds(7)	2,130,103	5.37
100 Vanguard Blvd. Malvern, PA 19355
Directors and Executive Officers
Alexis V. Lukianov(8)	1,255,389	3.07
Jack R. Blair(9)	106,490	*
Peter C. Farrell, Ph.D. AM(10)	86,000	*
Lesley H. Howe(11)	53,000	*
Robert J. Hunt(12)	76,000	*
Eileen M. More(13)	66,500	*
Richard W. Treharne, Ph.D.(14)	38,125	*
Keith C. Valentine(15)	579,131	1.44
Michael J. Lambert(16)	15,222	*
Patrick Miles(17)	335,403	*
Jason M. Hannon(18)	249,429	*
All Directors and Executive Officers as a group (14 persons)(19)	3,168,165	7.43

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o NuVasive, Inc., 7475 Lusk Boulevard, San Diego, CA 92121.

(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 28, 2011 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 14, 2011 by Wellington Management Company, LLP (“WMC”), containing information as of December 31, 2010. WMC in its capacity as investment adviser may be deemed to beneficially own 5,301,498 shares, which are held of record by clients of WMC. With respect to those shares, WMC has shared voting power over 2,872,415 shares, and shared dispositive power over 5,301,498 shares.

(4)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 10, 2011 by Capital Research Global Investors containing information as of January 31, 2011.

(5)	Based solely upon Amendment No. 6 to a Schedule 13G jointly filed on January 10, 2011 by FMR LLC and Edward C. Johnson III (the “FMR Reporting Persons”) containing information as of December 31, 2010. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 2,647,060 shares as a result of acting as investment adviser to various investment companies. Each of the FMR Reporting Persons, through its control of Fidelity, has sole power to dispose of the 2,647,060 shares, but neither FMR Reporting Person has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds; such power resides with the individual funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 57 shares (the “Pyramis Shares”) and the FMR Reporting Persons through their control of Pyramis each have sole dispositive power over the Pyramis Shares.

(6)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 7, 2011 by BlackRock, Inc. containing information as of December 31, 2010.

(7)	Based solely upon Amendment No. 1 to a Schedule 13G filed on February 28, 2011 by Vanguard Specialized Funds — Vanguard Healthcare Fund containing information as of December 31, 2010.

(8)	Includes 1,216,385 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(9)	Includes 53,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(10)	Includes 86,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(11)	Includes 50,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(12)	Includes 44,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(13)	Includes 59,500 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(15)	Includes 34,125 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(16)	Includes 578,416 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(17)	Includes 7,501 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(18)	Includes 332,595 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(19)	Includes 247,695 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

(20)	Includes 3,007,148 shares subject to options currently exercisable or exercisable within 60 days of March 28, 2011.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of March 28, 2011:

Name	Age	Position

Alexis V. Lukianov	55	Chief Executive Officer and Chairman of the Board
Keith C. Valentine	43	President and Chief Operating Officer
Michael J. Lambert	49	Executive Vice President and Chief Financial Officer
Patrick Miles	45	President, Americas
Jeffrey P. Rydin	44	Executive Vice President, Americas, Sales
Jason M. Hannon	39	Executive Vice President, Corporate Development, General Counsel and Secretary
Tyler P. Lipschultz	44	Executive Vice President, Biologics
Craig E. Hunsaker	47	Senior Vice President, Global Human Resources

Alexis V. Lukianov has served as our Chief Executive Officer since July 1999, and as Chairman of our Board of Directors since February 2004. His biography is contained in the section of this Proxy Statement entitled “Nominees and Continuing Directors.”

Keith C. Valentine has served as our President and Chief Operating Officer since January 2007. Between December 2004 and January 2007, he served as our President, and between January 2002 and December 2004, he served as our Executive Vice President. Prior to that, he served as our Sr. Vice President of Marketing and Development. With over 15 years of experience in the orthopaedic industry, Mr. Valentine has served as Vice President of Marketing at ORATEC Interventions, Inc., a medical device company which was later acquired by Smith & Nephew plc. and served in various capacities at Medtronic Sofamor Danek during his eight years with the company, including Vice President of Marketing for the Rods Division and Group Director for the BMP Biologics program, the Interbody Sales Development effort and International Sales and Marketing. Mr. Valentine currently serves as a director of California Healthcare Institute. Mr. Valentine received a B.B.A. in Management and Biomedical Sciences from Western Michigan University.

Michael J. Lambert has served as our Executive Vice President and Chief Financial Officer since November 2009. From October 2007 until May 2009, Mr. Lambert held the position of Executive Vice President and Chief Financial Officer at Advanced Medical Optics, Inc. (AMO), which was a publicly traded company, until its acquisition in 2009 by Abbott Laboratories. AMO was a global leader in making medical devices for the eye. Prior to that, Mr. Lambert held the position of Senior Vice President and Chief Financial Officer during his three years with Quest Software, Inc., a publicly traded company specializing in systems management software products. Mr. Lambert’s prior work experience includes the following: Executive Vice President, Finance and Chief Financial Officer at Quantum Corporation, a publicly traded company focused on data storage, recovery and archiving; Senior Vice President and Chief Financial Officer at NerveWire Inc., a privately held B2B internet services firm; and various positions at Lucent Technologies, International Business Machines (IBM), Marakon Associates and Data

General Corporation. Mr. Lambert received a B.S. in Business Administration from Stonehill College and an M.B.A. from Harvard Graduate School of Business Administration.

Patrick Miles has served as our President, Americas since January 2010. Prior to that, he served as our Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as our Vice President, Marketing from January 2001 to December 2004. Mr. Miles has over 15 years of experience in the orthopaedic industry. Mr. Miles has also served as Director of Marketing for ORATEC Interventions, Inc., a medical device company and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek, as well as serving in several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

Jeffrey P. Rydin has served as our Executive Vice President, Americas, Sales since January 2010. Prior to that, he served as our Senior Vice President, U.S. Sales from December 2005 to December 2009. Prior to joining us, from January 2003 to December 2005, Mr. Rydin served as Area Vice President of Orthobiologics for DePuy Spine, Inc., a subsidiary of Johnson & Johnson. With nearly 20 years of sales experience in the healthcare industry, Mr. Rydin has also served as Vice President of Sales at Orquest, Inc., a developer of biologically-based implants for orthopaedics and spine surgery, which was acquired by DePuy, as Director of Sales at Symphonix Devices, Inc., a hearing technology company, and as Director of Sales at General Surgical Innovations, Inc., a developer, manufacturer and marketer of tissue dissection systems for minimally invasive surgical procedures, which was acquired by Tyco International Ltd. Mr. Rydin holds a B.A. in Social Ecology from the University of California, Irvine.

Jason M. Hannon has served as our Executive Vice President of Corporate Development, General Counsel and Secretary since January 2010. Prior to that, Mr. Hannon served as our Senior Vice President of Corporate Development, General Counsel and Secretary from January 2009 to December 2009, Senior Vice President, General Counsel, and Secretary from January 2007 to December 2008, and as our Vice President of Legal Affairs and Secretary from June 2005 to January 2007. Prior to joining NuVasive, Mr. Hannon practiced corporate and transactional law at the law firms of Brobeck Phleger & Harrison LLP and Heller Ehrman LLP, specializing in mergers and acquisitions, public and private financing, joint ventures, licensing arrangements, and corporate governance matters. Mr. Hannon also served as a law clerk to the Honorable Jerome Farris of the U.S. Court of Appeals for the Ninth Circuit. Mr. Hannon received a B.A. degree from the University of California, Berkeley and a J.D. from Stanford Law School.

Tyler P. Lipschultz has served as our Executive Vice President, Biologics since January 2011. From July 2008 to December 2010, Mr. Lipschultz served as our Senior Vice President, Biologics. From March 2002 through June 2008, Mr. Lipschultz was a founder and held various positions including Executive Vice President and General Manger of Spine Wave, a venture funded spinal implant company. Mr. Lipschultz has over 20 years of experience in and with the medical device industry including: Director of Protostar, a medical device incubator, and President of VERTx, a private company founded by ProtoStar and later merged with Spine Wave; Equity Research Analyst at US Bancorp Piper Jaffray, Inc. where he was focused on orthopaedic and spinal markets; and various marketing positions at DePuy, Inc., Smith & Nephew, and Stryker, Inc. Mr. Lipschultz received a B.A. focused in Economics and Business Administration from Kalamazoo College and an M.B.A. from Purdue University.

Craig E. Hunsaker has served as our Senior Vice President, Global Human Resources since January 2011. From January 2010 to December 2010, Mr. Hunsaker served as our Vice President, Human Resources and from August 2009 through December 2009, Mr. Hunsaker served as our Vice President, Legal Affairs. From June 2006 through July 2009, Mr. Hunsaker held the position of Managing Partner of the San Diego office of Mintz, Levin, Ferris, Glovsky & Popeo P.C. where he was responsible for all aspects of operating the San Diego office. Mr. Hunsaker from January 2003 through June 2006 served as a principal at the San Diego office of Fish & Richardson P.C. where he was head of the firm’s California Employment Practice during his last two years. Mr. Hunsaker’s prior work experience also includes the following: Senior Associate with Brobeck Phleger & Harrison LLP, Litigation Associate at Cooley Godward and Labor Associate at Morgan Lewis and Bockius LLP. Mr. Hunsaker received a B.S. in International Business & Finance from Brigham Young University and a J.D. from Columbia University School of Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval. This policy is set forth in the Company’s Audit Committee charter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2010, such SEC filing requirements were satisfied, with the exception of: Jack R. Blair, who filed one late Form 4 on July 27, 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2010:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (excluding
	of Outstanding Options,	Outstanding Options	securities reflected
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	in column (a))(c)

Equity Compensation Plans approved by stockholders	6,703,833(1)	$30.59	1,616,873(2)
Equity Compensation Plans not approved by stockholders	—	$—	—

Total:	6,703,833	$30.59	1,616,873

(1)	Consists of shares subject to outstanding options and restricted stock units under our 1998 Stock Option/Stock Issuance Plan and our 2004 Equity Incentive Plan.

(2)	Consists of shares available for future issuance under our 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. As of December 31, 2010, an aggregate of 282,838 shares of common stock were available for issuance under the 2004 Equity Incentive Plan and 1,334,035 shares of common stock were available for issuance under the 2004 Employee Stock Purchase Plan. The 2004 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: (1) 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31, (2) 4,000,000 shares, or (3) a number of shares set by our Board. The 2004 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2014, subject to certain limitations, by a number of shares equal to the least of: (1) 1% of the number of shares of our common stock outstanding on that date, (2) 600,000 shares, or (3) a lesser number of shares determined by our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Executive Compensation Philosophy

The Company’s goal is to be successful in the intensely competitive spine surgery products and procedures market. In order to achieve that goal, the Compensation Committee believes that it is critical that the Company attract, motivate and retain highly talented executives. The Company’s executive compensation programs are designed to:

•	Attract and retain top talent;

•	Create a direct link between strategy execution, corporate success, individual performance and rewards;

•	Align executives with stockholders’ interests; and

•	Support the Company’s culture of Speed of Innovation, Absolute Responsiveness® and Superior Clinical Outcomes.

The Compensation Committee establishes and oversees the Company’s executive compensation programs, which applies to all Section 16 officers. The Compensation Committee annually reviews the history of all elements of each executive’s total compensation, which includes a review of (i) performance under the current annual executive performance-based cash bonus plan, and (ii) appropriate annual equity awards for the Company’s executive officers. The Compensation Committee adopts the current year’s performance-based cash bonus plan, pays the performance-based cash bonus plan (for prior year’s performance) and grants annual equity awards to executives in the first quarter of each year. The Compensation Committee also determines the base salaries for the Company’s executive officers.

Company Goals and Individual Performance Measures

The Company’s performance measures, which are used in evaluating total compensation and play an important role in performance-based cash compensation, include financial and operational goals of the Company. The CEO’s annual financial and strategic goals are agreed upon with the Compensation Committee. Each of the other executive officers establishes annual financial and strategic goals that he or she will be held accountable for during the year, in agreement with the CEO. At the end of the performance period, executives are assessed against these pre-established goals and how they accomplished them. The Compensation Committee is solely responsible for determining the CEO’s compensation. For the other executive officers, the CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations. Following consideration of the CEO’s presentation, the Compensation Committee may accept or adjust the CEO’s recommendations. The Compensation Committee uses this process to ensure goals are in place for each executive officer.

Each executive officer’s annual financial and strategic goals are set in consideration of:

•	Current market conditions;

•	Expectations for future growth;

•	Past Company performance;

•	Long-term strategic plans; and

•	Opportunities to develop people and enhance the human talent of the organization.

The strategic objectives set for each executive officer are aligned with meeting these short-term and long-term business imperatives. Each executive officer’s strategic objectives fell into one or several of the following categories. The rationale for why each objective was chosen is provided below.

Strategic Objective	Rationale
Growth Strategy
Create a strategy that articulates the growth actions for both short-term and long-term growth with a focus on geographic expansion, increased revenue and increased profitability. Pursue standardization/cost effectiveness initiatives, operational excellence and evaluate and execute on key strategic acquisitions. Explore new market areas and take steps to capitalize on emerging opportunities.
• Develops a strategy for both short-term and long-term actions that the Company will need to take to ensure that it is capitalizing on growth opportunities — organic and acquired.

Innovative Product Stream
Enhance the Company’s position as an active leader through innovation in the spine industry. Develop the product pipeline with predictable launches, innovative/creative products that are fully-supported by the Company’s operations.

•   A strong pipeline of new products is necessary for the Company to meet its growth strategy plans.

•   The proliferation of new and innovative products is critical to meeting the needs of the Company’s customers and their patients.

•   The Company’s reputation as a leader of innovation and customer service in the spine industry depends upon predictable timelines for product launches that are within budget, development of innovative/creative products and products that are fully-supported by the Company through customer service, research & development, education of the Company’s customers and training of the Company’s sales force.

Evolve Culture
Continue (i) to promote an environment that drives outstanding results and (ii) to develop talented individuals (A players) who deliver outstanding results. Identify and develop future leaders and develop & retain key talent.

•   Building an environment that drives outstanding results allows for efficient achievement of the Company’s other strategic objectives.

•   Driving a culture of outstanding results positively effects the Company’s reputation with customers, investors, shareowners and potential shareowners.

•   Identifying future leaders and developing & retaining key talent is critical to the success of the Company’s growth strategy.

Comparative Compensation Framework (Peer Groups)

The Compensation Committee considers relevant market pay practices when setting executive compensation to ensure the Company’s ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of the Company’s executive officers is reviewed against executive compensation at a designated set of companies (the “Executive Peer Group”). The Compensation Committee uses outside consultants, as well as internally created data, to determine the Executive Peer Group and to gather comparative data for evaluation of the executives’ total compensation package.

The Executive Peer Group, which is reviewed by the Compensation Committee on an annual basis, consists of companies that:

•	are similar to the Company in terms of growth profile, strategic position and financial performance (i.e., revenue, net income, market capitalization, gross margin), industry, research and development investment, and/or global presence and with data available to the Company either by publicly available information or participation in executive compensation surveys; and

•	have executive officer positions that are comparable to the Company’s in terms of breadth, complexity and scope of responsibilities.

The Executive Peer Group is not identical to the Company’s competitor peer group, against which the Company compares its performance within the spine industry. This is because the Company’s business typically competes with companies that are much larger than the Company and have business segments in addition to the spine industry. The Executive Peer Group more broadly will include companies in the following industries: medical device, biotechnology and other consumer healthcare companies. In addition, the Executive Peer Group will not include companies in industries whose compensation programs are not comparable to that of the Company or industry, such as the financial services industry.

The Executive Peer Group, as determined by the Compensation Committee’s consultants, included the following 15 publicly traded U.S.-based companies:

American Medical Systems Cooper Companies Edwards Lifesciences ev3 Gen-Probe	Illumina Immucor Integra LifeSciences Masimo Orthofix	ResMed Thoratec Volcano Wright Medical Zoll Medical

Key Components of Compensation

The key components of compensation for the executives consist of base salary, performance-based cash bonuses and equity incentive awards. In addition to the key components of compensation, the Company provides benefits and perquisites consistent with benefits provided to the Company’s salaried shareowners and any additional benefits and/or perquisites necessary to stay in line with industry standards. However, the Company generally does not provide general recurring benefits or perquisites to its executives that are not available to the Company’s salaried shareowners.

		Key Factors for Determining	Target Positioning to
Component of Compensation	Purpose	Compensation	Executive Peer Group
Cash Compensation

Base Salary	Compensate executive officers for services rendered during the fiscal year.	Competitive factors in the spine industry.

Market data provided by the Company’s outside consultants and gathered internally.

Internal assessment of the executive officer’s compensation, both individually and relative to other officers.

Individual performance of each executive officer.

		Complexity and breadth of responsibilities.	≥75th Percentile

		Key Factors for Determining	Target Positioning to
Component of Compensation	Purpose	Compensation	Executive Peer Group
Performance-Based Cash Bonus	Reward executive officers for the achievement of shorter-term (annual) Company and individual performance goals. Reinforce “pay for performance” principles.	Achievement of Company performance measures.

Executive officer’s achievement, or lack thereof, of their individual performance measures.

		The potential, based on responsibilities, for the executive officer’s performance to help the Company reach its annual performance measures.	≥75th Percentile

Non-Cash Compensation

Long-Term Incentive/Equity Awards	Align the long-term interests of the executive officers and the stockholders. To provide retention benefits and to motivate long-term ethical conduct.	Ongoing performance level.

Importance of retaining the executive officer’s services to the Company.

The potential for the executive officer’s performance, based on responsibilities, to help the Company attain the Company’s long-term goals.

Replacement cost (in terms of equity) of the executive officer.

Sufficient unvested equity to motivate the executive officer to continue with the Company and provide long-term value.

Counter-balance risk of short-term incentives.

		Industry standards.	≥75th Percentile

Benefits	Support the Company’s recruitment and retention objectives by putting the Company in line with industry standards.	Industry standards.	Market Median (between 45th and 55th Percentile)

Based on Frederic W. Cook & Co.’s analysis of our 2010 compensation, the compensation of our executive officers, as compared to our peers, fell within the following percentiles:

Maximum Cash Bonus
		Opportunity(as a	Equity Compensation
	Base Salary	Percentage of Salary)	(Based on Grant Date Fair Market Value)
CEO	≥75th Percentile	Between 25th and 50th Percentile	≥75th Percentile
President & Chief Operating Officer	≥75th Percentile	≥75th Percentile	≥75th Percentile
Executive Vice President & Chief Financial Officer	≥75th Percentile	Between 25th and 50th Percentile	≥75th Percentile
President, Americas	≥75th Percentile	≥75th Percentile	≥75th Percentile
Executive Vice President, General Counsel	Between 50th and 75th Percentile	≥75th Percentile	≥75th Percentile

Cash Compensation

Base Salary

We establish base salaries for our other executives based on the scope of their responsibilities, market data, and internal equity. We review salaries at least annually and may adjust them from time to time if needed to reflect changes in market conditions, cost of living, and growth of the Company.

2010 Base Salary

For 2010, the base salary for our CEO, our President & Chief Operating Officer and our Executive Vice President & Chief Financial Officer remained the same as in 2009. The base salary for our Executive Vice President, Marketing & Development and Senior Vice President, General Counsel were increased primarily due to their promotions (which included added responsibilities) in 2010 to President, Americas and Executive Vice President, General Counsel, respectively.

2011 Base Salary

In 2011, the Compensation Committee increased the base salaries of the named executive officers for the first time since the beginning of 2009, except in coordination with the promotions noted above. The CEO received a 12.5% increase in base salary and each other named executive officer received roughly a 5% increase in base salary to reflect a cost of living adjustment and based on the increased size of the Company as measured by the revenue growth of the Company from 2008 ($250.1 million in revenue) to 2010 ($478.2 million in revenue), a growth of 91% over the two-year period.

Performance-Based Cash Bonuses

The existence and size of the bonus pool is based on the Company’s overall performance, including financial and non-financial components. These financial goals are consistent with the financial guidance provided to the public and the Company’s investors and the Company’s operational goals include customers’ satisfaction, infrastructure goals and strategic objectives.

As a company focused on growth and profitability, the Company’s main factors for determining the size of the bonus pool are revenue growth and earnings per share targets. However, the Compensation Committee will consider additional factors on an annual basis as the goals of the Company increase in complexity. The overall bonus pool is funded by the Company meeting moderate earnings per share goals, with reductions to the bonus pool based on both objective (such as revenue targets) and subjective measurements (such as the Company’s perceived reputation in the market place and customer satisfaction), determined at the discretion of the Compensation Committee. While the funding of the bonus pool is based on hitting the earnings per share target, without discretion by the Compensation Committee, the objective standards for reducing the bonus pool (if funded) are only guidelines developed by the Compensation Committee determined at the time that the bonus plans are developed. The Compensation Committee, in its discretion, may either use or ignore the guidelines when evaluating whether or how much to reduce the size of the bonus pool. The purpose of giving the Compensation Committee discretion in reducing the bonus pool is so that the Compensation Committee can consider other facts or metrics that can only be determined with hindsight, such as the executive team having to deal with obstacles to the business that were not anticipated at the beginning of the year or economic trends in the global economy that cannot be predicted. Because the Compensation Committee does not use a strict formula to determine individual bonus amounts or create a specific numerical connection between accomplishments of the Company or the named executive officers to the amount of bonus paid, the effect of such Company goals and individual performance assessments on the bonus payments is subjectively determined by the Compensation Committee.

2010 Performance-Based Cash Bonuses

Under the terms of the 2010 cash bonus plan, a pool of bonus dollars was to be funded, provided the Company achieved its Non-GAAP earnings per share (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) target of $0.10. This moderate goal was set in order for the Compensation Committee to ensure that the Company met its basic goal of maintaining profitability prior to the bonus pool being funded. The Company’s 2010 Non-GAAP earnings per share (excluding amortization of intangibles, stock-based compensation, litigation expenses and acquisition related charges) was above $0.10 and, therefore, the bonus pool was fully funded in order to pay the target bonus for each named executive officer.

After the funding of the bonus pool was determined, the Compensation Committee determined, in its sole discretion, whether to reduce the bonus pool based on whether or not the Company met the following performance goals:

•	8-9% market share in the United States

•	Leverage assets to execute on key opportunities while remaining accretive

•	Strong Non-GAAP operating margin (as measured against initial guidance) and departmental fiscal responsibility

•	Strong revenue growth (as measured against initial guidance)

•	Expansion of the Company’s product platform (organically and through acquisitions)

•	Increased infrastructure for operational growth and scalability

•	Improved vendor, quality and inventory management

•	International expansion of surgeon education and training

•	International revenue growth to $20 million

The Compensation Committee determined that the Company had achieved a high level of performance in 2010 through increased market share and achievement of a majority of the Company goals; however, the Compensation Committee reduced the bonus pool by about 46% due to the Company’s inability to meet its aggressive revenue and operating margin goals provided in the beginning of 2010 with respect to revenue growth and Non-GAAP operating margin. The Compensation Committee made this determination while recognizing that the Company had to deal with several unanticipated obstacles to the business.

Furthermore, the Compensation Committee evaluated the performance of the individual named executive officers to determine whether to further reduce the bonus amounts based on individual performance. Our CEO prepares and presents to the Compensation Committee performance assessments and compensation recommendations for each of the named executive officers other than the CEO himself. The Compensation Committee agreed with the performance assessments of the CEO regarding each of the other named executive officers, which included the following conclusions regarding performance:

President & Chief Operating Officer:  Through leadership and operational vision, Mr. Valentine: (i) led international operations and sales to 100% growth in revenue in 2010; (ii) led the Company’s regulatory and operational efforts to launch several new products and file its first premarket approval (PMA) filing with the FDA; and (iii) implemented strategies to improve operational infrastructure, develop executive talent and further advance the Company’s corporate culture.

Executive Vice President, Chief Financial Officer:  Mr. Lambert, through overseeing financial and investor relations matters of the Company: (i) developed shareowner talent of his direct reports; (ii) realigned his departments and increased the overall effectiveness of the accounting, finance, investor relations and information technology functions; (iii) initiated several cost-saving programs; and (iii) fully embraced the Company’s corporate culture.

President, Americas:  Mr. Miles, through his responsibilities over the Company’s entire marketing and development efforts and overall responsibility for operations in North and South America: (i) effectively integrated all operations in the Americas under his control; (ii) drove continued development of an innovative product stream with greater accountability displayed by his team members; (iii) initiated several key initiatives and programs for the Company while being our primary customer interface; (iv) drove the Company’s marketing and development efforts to launch several new products including key spine products in scoliosis, tumor and trauma cases; and (v) led the Company’s efforts in resolving third-party reimbursement issues.

Executive Vice President, General Counsel:  Mr. Hannon, responsible for the legal (including corporate and healthcare compliance), government affairs, strategic planning and business development functions of the Company: (i) led the completion of several strategic agreements, including several intellectual property purchases; (ii) expanded the scope and streamlined the process of the Company’s strategic planning process; (iii) led the integration efforts for the New Jersey office and implementation of an asset management initiative; (iv) negotiated settlements for several litigation and potential litigation matters and negotiated agreements with distributors; and (v) made significant contributions to the advancement of the Company’s corporate culture.

With respect to the CEO, the Compensation Committee evaluated his performance and concluded that he performed at an extremely high level through the following achievements: (i) led the Company to increased revenue, record profitability and 16% operating margin while maintaining a culture of achieving superior performance through customer service and innovation; (ii) led the Company to become the fourth largest spine company in the United States; (iii) obtained 100% growth in international markets; (iv) continued growth of the Company’s reputation with the investment community and the general public through investor and Wall Street analyst meetings, publicity opportunities, and humanitarian efforts supported by the Company; and (v) led the Company through third party reimbursement issues.

After reducing the bonus pool based on Company performance despite the Company facing unexpected challenges in 2010, such as the third party reimbursement issues and the challenges faced by the spine industry as a whole, the Compensation Committee determined that the Company and each named executive officer achieved an extremely high level of performance and that the individual bonus amounts should not be further reduced.

The following table shows, for 2010, the maximum potential bonus as a percentage of salary, maximum potential bonus and actual bonus paid:

	2010 Maximum
	Potential Bonus as a	2010 Maximum	Actual Bonus
Position	Percentage of Salary	Potential Bonus	Paid

CEO	125%	$1,000,000	$650,000
President & Chief Operating Officer	140%	$700,000	$350,000
Executive Vice President & Chief Financial Officer	111%	$500,000	$250,000
President, Americas	133%	$600,000	$300,000
Executive Vice President, General Counsel	113%	$450,000	$250,000

2011 Bonus Plan

In 2011, the Company’s executive bonus plan will operate in a similar manner to the 2010 executive bonus plan. The executive bonus plan will be initially funded by hitting moderate earnings per share targets and the Compensation Committee will have the discretion to reduce the bonus pool based on performance of the Company and the individual named executive officer.

Long-Term Incentive/Equity Awards

In determining each executive’s grant of long-term incentive/equity awards, the Compensation Committee considers a combination of Company performance, individual performance, an analysis of competitive pay practices and an evaluation of the sufficiency of the unvested equity awards held by executive officers. It is the Compensation Committee’s policy to provide high levels of equity compensation to the Company’s executive officers as the Compensation Committee feels it is crucial to the Company’s long-term growth prospects to retain the Company’s current executive management team. The Company has granted RSUs to its shareowners since the beginning of 2009. The predominant form of equity compensation for our executives has historically been and continues to be options; however, the Compensation Committee introduced RSUs as a component of the equity compensation package for executives in 2010 and the Compensation Committee expects the use of RSUs as a component of the equity compensation package for executives to continue to grow. The move toward RSUs is a function of the Company’s growth, the general condition of the economy and industry standards.

In 2010, the Compensation Committee considered the following factors in determining the size of grants for each named executive officer: historical grant size, the Compensation Committee’s desire to maintain the motivating impact of the historical grant size, appropriate difference between executives, continued strong performance, and continued motivator for growth. The size of grants were looked at relative to each other, and were also looked at as converted to dollar value of the deemed value amounts. The Compensation Committee felt that the valuations were appropriate in both an absolute sense and relative to the other grants. The annual equity grants for the named executive officers is provided under the heading “Grant of Plan-Based Awards.”

Perquisites and Other Benefits

The Compensation Committee does not favor providing executive officers with perquisites or other benefits not available to salaried shareowners of the Company. The executive officers currently participate in the Company’s benefit plans on the same terms as other salaried shareowners, which include the Company’s 401(k) plan, medical and dental insurance. In addition to these benefits, executives may be provided with certain other incidental perquisites (including participation in an MD VIP healthcare program) that do not comprise a material portion of any executive’s compensation package. The Company generally does not provide significant recurring perquisites to the executives that are not available to the Company’s salaried shareowners.

Historically, named executive officers have participated in our Employee Stock Purchase Plan, which participation is available to all of our shareowners, pursuant through which they purchase shares of our common stock at a discount to market prices (but within Internal Revenue Code Section 423 limits). Additionally, our executive travel and expense policy sets forth guidelines for our executive officers with respect to reimbursable expenses and generally requires: (i) a business purpose for business meals reimbursed by the Company; (ii) personal aspects of business travel (other than incidental meals and other expenses) are paid by the executive; and (iii) spouse travel is paid for by the executive.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2010, if required to be disclosed, are included in the column captioned “All Other Compensation” of the “Summary Compensation Table” below.

Employment Agreements

On January 2, 2011, the Company entered into an executive employment agreement with our CEO. The initial term of his employment agreement is three years and may be renewed for additional one-year terms for up to a total of thirteen years. The annual base salary under the employment agreement is initially set at $900,000 with a target bonus of 100% of his base salary. Pursuant to the employment agreement, our CEO’s annual equity award grant for 2011 consisted of 300,000 options to purchase the Company’s Common stock and 33,333 restricted stock units. The employment agreement also provides for severance benefits as discussed below under “Severance and Change of Control Benefits.” With respect to the other named executive officers, the Company has entered into executive severance arrangements with severance benefits as discussed below under the heading “Severance and Change of Control Benefits.”

Severance and Change of Control Benefits

Cash Severance

The Compensation Committee believes that severance benefits for executive officers should reflect the fact that it may be difficult for them to find comparable employment within a short period of time. Severance benefits should also aim to disentangle the Company from the former executive as soon as practicable. For instance, while it is possible to provide salary continuation to an executive during the job search process, which in some cases may be less expensive than a lump-sum severance payment, the Compensation Committee prefers to pay a lump-sum severance payment in order to more cleanly sever the relationship as soon as practicable.

It is the Company’s policy to enter into an employment agreement with the CEO (which describes his cash severance benefits as well as the other economic terms of his employment) and executive severance arrangements with each of the remaining named executive officers. The CEO will receive a severance payment if he is terminated without cause, terminated by reason of death or disability or voluntarily terminates his employment for good reason. Good reason is defined in the CEO’s employment agreement as: (a) a material reduction in base salary or target bonus (as a percentage of base salary), or a material reduction in core benefits; (b) a material diminution of the CEO’s overall duties, authority or scope of responsibility (provided, however, that separation of the Chair of the Board of Directors from the CEO’s other duties shall not constitute “good reason” if it is legally required); or (c) the Company relocates the CEO’s principal place of work (the Company’s headquarters) by more than thirty (30) miles, without the CEO’s prior written approval. Upon an event requiring a severance payment, the CEO will receive a cash severance payment equal to two times both his base salary and target bonus. In such event, the CEO will also be entitled to either (i) a pro-rated cash bonus, which will be based on his target bonus, if the termination occurs within twenty-four months of a change of control, or (ii) based on the CEO’s performance, if the termination does not occur within twenty-four months of a change of control. Each executive severance arrangement provides that the applicable named executive officer, other than the CEO, shall receive a cash severance payment if such executive is terminated without cause or voluntarily terminates employment for good reason. Good reason is defined in each executive severance letter as (i) a significant reduction of the named executive officer’s job responsibilities or title; (ii) a requirement (refused by the named executive officer) that the named executive officer move for his/her principal place of employment more than 50 miles from the then-current principal place of employment (unless such requirement was a condition of employment); or (iii) a reduction of greater than 15% in the named executive officer’s base pay or bonus opportunity (where not all executives are similarly affected). With respect to the named executive officers other than the CEO, the Company ties severance directly to base salary and the most recent paid bonus. In connection with these severance payments, the Company does not typically continue health and other insurance benefits for the named executive officers beyond the benefits the Company is required to offer by law, except in the case of the CEO who will receive twenty-four months of continued health insurance if he is terminated without cause, terminated by reason of death or disability or voluntarily terminates his employment for good reason. This general policy is consistent with the Company’s philosophy of lump-sum payments in order to cleanly sever the relationship. These severance arrangements, including equity acceleration (described in the heading “Equity Acceleration”), are considered a wholly separate component of compensation and, therefore, have not influenced the Compensation Committee’s decisions regarding other elements of compensation.

Equity Acceleration

In the event of a change of control, the Company’s acceleration plan, which applies to all shareowners, gives the following benefit: 50% of equity awards that are unvested at the time of a change of control vest immediately, with the remaining 50% vesting immediately upon a termination of employment without cause (or resignation for good reason) within 18 months following the change of control. It is the Company’s philosophy to provide even greater equity acceleration terms to its executive officers, depending on the importance of retaining such executive officer. In accordance with the terms of their respective arrangements, each named executive officer receives the same as provided by the Company’s acceleration plan with respect to the initial 50% of equity awards that are unvested at the time of a change of control, which vest immediately upon the change of control; however, the remaining 50% of equity awards that are unvested at the time of a change of control will vest in equal installments over the 12 months following the change of control or immediately, if there is a termination that would trigger a severance payment under their specific arrangement.

Additional information regarding applicable cash payments under the executive severance arrangements for the named executive officers is provided below under the heading “POTENTIAL PAYMENTS UPON TERMINATION.”

Management of Compensation-Related Risks

The Board reviewed the compensation policies for our executives and other shareowners and performed a thorough risk analysis with management and, therefore, is informed of the risks of the Company, which include operational, financial, regulatory and other risks. Based on its review and risk analysis, the Board determined that there are no compensation-related risks that are reasonably likely to have a material adverse effect on our Company. In particular, the balance of our compensation in terms of type of compensation (i.e. base salary, equity and performance-based cash bonuses) and incentive goals (i.e. short and long term incentives) properly mitigate material risk in the compensation to our executives. These same principals, to varying degrees, are adopted with respect to our non-executive shareowners and are designed to incentivize our shareowners to act in the best interests of the Company, which includes not exposing the Company to material risks. As a result of the Board determination, no further risk analysis is necessary in this Proxy Statement.

Tax and Accounting Considerations

To the extent possible, we attempt to provide compensation that is structured to maximize favorable accounting, tax and similar benefits for the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1,000,000 paid in any one year to any one named executive officer. Qualifying performance-based compensation will not be subject to this deduction limit if certain requirements are met.

The Compensation Committee periodically reviews and considers the deductibility of executive compensation under Section 162(m) in designing our compensation programs and arrangements. A portion of our annual cash incentive awards is determined based upon the achievement of certain predetermined financial performance goals of the Company which permits the Company to deduct such amounts pursuant to Section 162(m). In addition, our equity incentive plans contain limits on the number of equity awards that can be granted to any one individual in any year for purposes of Section 162(m).

While we will continue to monitor our compensation programs in light of Section 162(m), the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company’s stockholders. As a result, the Compensation Committee may conclude that paying compensation at levels that are not deductible under Section 162(m) is nevertheless in the best interests of the Company’s stockholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting Proxy Statement on Schedule 14A.

Compensation Committee (January 1, 2010 — January 28, 2011)

Peter C. Farrell, Ph.D.
Robert J. Hunt
Eileen M. More (Chairperson)
Richard W. Treharne, Ph.D.,

Compensation Committee (January 28, 2011 — Present)

Jack R. Blair (Chairperson)
Lesley H. Howe
Eileen M. More
Richard W. Treharne, Ph.D.

The preceding “Compensation Committee Report” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company by our Chief Executive Officer, our Executive Vice President & Chief Financial Officer and the Company’s next three most highly compensated executive officers for the fiscal year ended December 31, 2010. These five officers are referred to as the “named executive officers” in this Proxy Statement. The compensation described in this table does not include medical, group life insurance, or other benefits which are generally available to all of our salaried shareowners.

					Non-Equity
			Stock	Option	Incentive Plan	All Other		Total
Name and Principal Position	Year	Salary ($)	Awards(1) ($)	Awards(1) ($)	Compensation ($)	Compensation ($)		($)

Alexis V. Lukianov	2010	800,000		4,746,223	650,000	—	(2)	6,196,223
Chairman and CEO	2009	800,000		4,647,034	900,000	—		6,347,034
	2008	600,000		5,542,856	750,000	28,893		6,921,749
Keith C. Valentine	2010	500,000		2,369,482	350,000	—	(2)	3,219,482
President and Chief Operating Officer	2009	500,000		2,794,209	550,000	—		3,844,209
	2008	400,000		2,771,430	500,000	27,535		3,698,965
Michael J. Lambert	2010	450,000	1,640,000	—	250,000	—	(2)	2,340,000
Executive Vice President and CFO	2009	59,712		382,494	125,000	22,411		589,617
Patrick Miles	2010	450,000		1,672,640	300,000	—	(2)	2,422,640
President, Americas	2009	375,000		2,117,074	425,000	—		2,917,074
	2008	325,000		2,078,572	400,000	24,517		2,828,089
Jason M. Hannon	2010	400,000		1,343,076	250,000	—	(2)	1,993,076
Executive Vice President, General Counsel and Secretary

(1)	Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

(2)	Other compensation totaled less than $10,000 for 2010 for each named executive officer.

Grant of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our named executive officers during the fiscal year ended December 31, 2010.

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise or
					Number of	Number of	Base Price	Grant Date Fair
		Estimated Future Payments Under			Shares of	Securities	of Option	Value of Stock and
	Grant	Non-Equity Incentive Plan Awards			Stock or	Underlying	Awards	Option
Name	Date	Threshold(1)	Target(2)	Maximum ($)	Units (#)	Options (#)	($/sh)	Awards(3)($)

Alexis V. Lukianov	N/A			1,000,000
	1/4/2010					350,000	32.80	4,746,223
Keith C. Valentine	N/A			700,000
	1/4/2010					175,000	32.80	2,369,482
Michael J. Lambert	N/A			500,000
	1/4/2010				50,000	—	—	1,640,000
Patrick Miles	N/A			600,000
	1/4/2010					125,000	32.80	1,672,640
Jason M. Hannon	N/A			450,000
	1/4/2010					100,000	32.80	1,343,076

(1)	The Company does not establish threshold amounts for non-equity incentive plan awards.

(2)	In 2010, the Company did not establish a target bonus amount for non-equity incentive plan awards.

(3)	Amounts in this column represent the maximum payout under our 2010 Performance-Based Cash Bonus Plan. For actual amounts earned under the 2010 Performance-Based Cash Bonus Plan in 2010, see the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Additional information regarding the design of this plan, including the criteria applied to determine actual awards, is set forth under “2010 Performance-Based Cash Bonuses” in our Compensation Discussion and Analysis above. The amounts represent the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards(1)				Stock Awards
						Market
					Number of	Value of
	Number of	Number of			Shares (#)	Shares or
	Securities	Securities			or Units of	Units of
	Underlying	Underlying			Stock That	Stock That
	Unexercised Options	Unexercised Options	Option Exercise	Option	Have Not	Have Not
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date	Vested(2)	Vested(3)($)

Alexis V. Lukianov	12,217	—	9.50	10/20/2014
	250,000	—	18.31	1/3/2016
	293,750	6,250	23.24	1/16/2017
	291,667	108,333	38.94	1/4/2018
	191,667	208,333	34.82	1/2/2019
	—	350,000	32.80	1/4/2020
Keith C. Valentine	1,334	—	9.50	10/20/2014
	100,000	—	18.31	1/3/2016
	146,875	3,125	23.24	1/16/2017
	145,833	54,167	38.94	1/4/2018
	95,833	104,167	34.82	1/2/2019
	—	175,000	32.80	1/4/2020
Michael J. Lambert	5,417	14,583	38.01	11/9/2019	50,000	1,282,500
Patrick Miles	15,552	—	18.31	1/3/2016
	60,793	2,083	23.24	1/16/2017
	109,375	40,625	38.94	1/4/2018
	71,875	78,125	34.82	1/2/2019
	—	125,000	32.80	1/4/2020
Jason M. Hannon	21,027	—	18.31	1/3/2016
	58,750	1,250	23.24	1/16/2017
	72,917	27,083	38.94	1/4/2018
	47,917	52,083	34.82	1/2/2019
	—	100,000	32.80	1/4/2020

(1)	All option awards vest 25% on the one year anniversary of the grant date, with the remaining shares vesting in 36 equal monthly installments thereafter. All option grants have a term of ten years.

(2)	All RSU awards vest 25% annually beginning on the one-year anniversary of the first day of the month of grant and ending on the four-year anniversary of first day of the month of grant.

(3)	Amounts listed represent the aggregate market value of the unvested restricted stock units awards held by the named executive officers as of December 31, 2010 based on the closing price of a share of NuVasive common stock of $25.65 on December 31, 2010.

Option Exercises

The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended December 31, 2010.

	Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)

Alexis V. Lukianov	—	—
Keith C. Valentine	28,000	867,789
Michael J. Lambert	—	—
Patrick Miles	32,924	621,275
Jason M. Hannon	13,000	309,125

POTENTIAL PAYMENTS UPON TERMINATION

We have entered into an employment agreement with our CEO, which contains severance benefits, and executive severance arrangements with each of our other named executive officers. Based upon a hypothetical termination date of March 31, 2011, the cash severance payment for our named executive officers would have been as follows:

	Cash Severance upon Termination(1)
Position	Formula	Estimated Cash Payment

CEO	2.0 X (Current Base Salary + Current Target Bonus) + Pro-Rata Bonus(2)	$3,825,000	(3)
President & Chief Operating Officer	1.5 X (Current Base Salary + Most Recently Paid Cash Bonus)	$1,312,500
Executive Vice President & Chief Financial Officer	1.5 X (Current Base Salary + Most Recently Paid Cash Bonus)	$1,084,500
President, Americas	1.5 X (Current Base Salary + Most Recently Paid Cash Bonus)	$1,159,500
Executive Vice President, General Counsel	1.5 X (Current Base Salary + Most Recently Paid Cash Bonus)	$1,005,000

(1)	Termination includes: (i) for the CEO, termination without cause, terminated by reason of death or disability or voluntarily terminates his employment for good reason (as described under the heading “Severance and Change of Control Benefits”); and (ii) for each other named executive officer, termination without cause or voluntary termination by such officer for good reason (as described under the heading “Severance and Change of Control Benefits”).

(2)	Pro-rata bonus will be measured by the target bonus if the termination is within twenty-four months of a change of control and will be measured on actual performance if not within twenty-four months of a change of control.

(3)	Estimated cash payment based on pro-rata bonus payment calculated on target bonus.

DIRECTOR COMPENSATION

Non-employee directors receive fees from the Company for their services as members of the Board and any committee of the Board. We pay our non-employee directors retainers for their service on the Board. No director compensation is paid to any director who is also an employee of the Company. The following table sets forth the non-employee director compensation schedule for 2010:

Position	Retainer

Board	$25,000
Audit Committee	$25,000
Chairperson of Audit Committee*	$15,000
Nominating and Governance Committee	$5,000
Chairperson of Nominating and Governance Committee*	$3,000
Compensation Committee	$7,500
Chairperson of the Compensation Committee*	$5,000

*	Committee Chair retainers are in addition to the member retainer

The tables in the “Director Summary Compensation Table” section below set forth the compensation (cash and equity) received by our directors in 2010.

The Company’s 2004 Equity Incentive Plan, or the 2004 Plan, provides for an automatic grant of an option to purchase 24,000 shares of the Company’s common stock (Initial Option) to each non-employee director who first becomes a non-employee director. The 2004 Plan also provides for an automatic annual grant of an option to purchase 6,000 shares of our common stock (Annual Option) in connection with each annual meeting of stockholders that occurs on or after May 12, 2004. However, a non-employee director granted an Initial Option on, or within a period of six months prior to, the date of the annual meeting of stockholders will not be granted an Annual Option with respect to that annual stockholders’ meeting. As our Company has grown, and the commitment required of each director has grown along with it, we have occasionally granted additional stock options to our directors. For example, in 2009 and in 2007 we granted Dr. Treharne and Ms. More, respectively, options to purchase 18,000 shares of our common stock in addition to receiving the Initial Option. Also, in 2006, we granted options to purchase 8,000 shares of our common stock to each of our non-employee directors, which options vest at the rate of 2,000 shares per year, and an additional grant to certain of our directors who had longer tenures with the Company at the time.

Each Initial Option and Annual Option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Each Initial Option will vest in 48 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or a consultant to, the Company. However, in the event of retirement of a non-employee director during the vesting period of his or her Initial Option, the Initial Option shall automatically vest on an accelerated basis to the extent it would have vested if the non-employee director had remained a director of, or consultant to, the Company through the end of the calendar year in which he or she retired. The remaining unvested shares, if any, will be forfeited and returned to the 2004 Plan. The Annual Option will vest and become exercisable in 12 equal installments on each monthly anniversary of the date of grant of the option for so long as the non-employee director continuously remains a director of, or consultant to, the Company. All automatic non-employee director options granted under the 2004 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director’s termination of service, except in the case of death, in which event the director’s estate shall have one year from the date of death to exercise the option. In no event, however, shall any option granted to a director be exercisable later than the expiration of the option’s term. In the event of the Company’s merger with another corporation or another change of control, all automatic non-employee director options will become fully vested and exercisable.

Director Summary Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2010:

	Fees Earned
	or Paid	Option
Name	in Cash ($)	Awards ($)(1)	Total ($)

Jack R. Blair	58,000	99,409	157,409
Peter C. Farrell, Ph.D.	37,500	99,409	136,909
Lesley H. Howe	65,000	99,409	164,409
Robert J. Hunt	57,500	99,409	156,909
Eileen M. More	42,500	99,409	141,909
Richard W. Treharne, Ph.D.	37,500	99,409	136,909

(1)	Represents the grant date valuation of the awards computed in accordance with the FASB ASC Topic 718. For more information, see Note 9 in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 25, 2011.

During fiscal 2010, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table.

	Date of	Options
Name	Option Grant	Granted (#)	Vesting Terms

Jack R. Blair	5/25/2010	6,000	Vests in 12 monthly installments
Peter C. Farrell, Ph.D.	5/25/2010	6,000	Vests in 12 monthly installments
Lesley H. Howe	5/25/2010	6,000	Vests in 12 monthly installments
Robert J. Hunt	5/25/2010	6,000	Vests in 12 monthly installments
Eileen M. More	5/25/2010	6,000	Vests in 12 monthly installments
Richard W. Treharne, Ph.D.	5/25/2010	6,000	Vests in 12 monthly installments

At the end of fiscal 2010, each of our current non-employee directors hold options to purchase the following number of shares of our common stock: (a) Jack R. Blair, 53,000, (b) Peter C. Farrell, Ph.D., 86,000, (c) Lesley H. Howe, 50,000, (d) Robert J. Hunt, 48,000, (e) Eileen M. More, 60,000, and (f) Richard W. Treharne, Ph.D., 48,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2010, the Compensation Committee consisted of Peter C. Farrell, Ph.D., Robert J. Hunt, Eileen M. More (Chairperson) and Richard W. Treharne, Ph.D., all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship as defined by SEC rules.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for audit committee membership set forth in the listing standards provided by NASDAQ.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements and the effectiveness of the related systems of internal control over financial reporting for the 2010 year.

The Audit Committee is kept apprised of the progress of the documentation, testing and evaluation of the Company’s system of internal controls over financial reporting, and provides oversight and advice to management. In connection with this oversight, the Committee receives periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Audit Committee meeting. The Committee also holds regular private sessions with Ernst & Young LLP to discuss their audit plan for the year, the financial statements and risks of fraud. At the conclusion of the process, management provides the Committee with and the Committee reviews a report on the effectiveness of the Company’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K.

The Audit Committee pre-approves all services to be provided by the Company’s independent registered public accounting firm, Ernst & Young LLP. Pre-approval is required for audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to one year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have delegated authority from the Audit Committee to pre-approve additional services, and such pre-approval is later reported to the full Audit Committee. See “Principal Accountant Fees and Services” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2010 and 2009.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2010 with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, Communications with Audit Committees, as adopted by PCAOB Rule 3200T;

•	received and reviewed the Letter from Ernst & Young LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm its independence, and concluded that the non-audit services performed by Ernst & Young LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

The Audit Committee met ten times in 2010. This report for 2010 is provided by the undersigned members of the Audit Committee of the Board.

Audit Committee (January 1, 2010 — January 28, 2011)
Jack R. Blair
Lesley H. Howe (Chairperson)
Robert J. Hunt

Audit Committee (January 28, 2011 — Present)
Lesley H. Howe (Chairperson)
Robert J. Hunt
Eileen M. More

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or” filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and is asking the stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services rendered by Ernst & Young LLP for fiscal years 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP for fiscal years 2010 and 2009.

	Fiscal Year	Fiscal Year
	2010	2009

Audit Fees(1)	$776,671	$1,109,244
Audit-Related Fees(2)	—	98,160
Tax Fees(3)	—	24,573
All Other Fees(4)	1,995	1,995

Total	$778,666	$1,233,972

(1)	Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements and internal control over financial reporting, review of the Company’s quarterly financial statements, review of registration statements on Forms S-3 and S-8, and audit services provided in connection with other regulatory filings.

(2)	Audit-Related Fees consist of fees billed in the indicated year for assurance and related services that are reasonably related to the performance of the audit or review of financial statements but not listed as “Audit Fees”.

(3)	Tax Fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

(4)	Includes amounts billed for annual subscription to Ernst & Young LLP’s online resource library.

All fees paid to Ernst & Young LLP for 2010 were pre-approved by the Audit Committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of two Class I directors, each to serve for a three-year term until the annual meeting of stockholders in 2014 and until their successors are elected and qualified.

The Board has unanimously nominated Robert J. Hunt and Richard W. Treharne, Ph.D. for election to the Board as Class I directors. The nominees have indicated that they are willing and able to serve as directors. If Robert J. Hunt or Richard W. Treharne, Ph.D. becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The Class I directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board recommends a vote “FOR” the election of each of Robert J. Hunt and Richard W. Treharne, Ph.D. as Class I directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of Robert J. Hunt and Richard W. Treharne, Ph.D.

PROPOSAL 2 — ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED
EXECUTIVE OFFICERS (SAY-ON-PAY)

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with our 2011 annual meeting, commonly referred to as a “Say-on-Pay” vote, as well as an advisory vote with respect to whether future Say-on-Pay votes will be held every one, two or three years, which is the subject of Proposal 3 in this Proxy Statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation discussion and analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, as set forth in this Proxy Statement. Please read the compensation discussion and analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2010 compensation of our named executive officers.

The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our board of directors, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

Our compensation philosophy is embodied by the motto of “Find Them, Train Them, Keep Them,” with our goal being to attract, motivate and retain highly talented executives. The Company’s executive compensation programs are designed to attract and retain top talent, promote achievement of individual and Company performance goals, align executives with stockholders’ interests and support achieving superior performance through customer service and innovation. The compensation discussion and analysis section of this Proxy Statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices are discussed in detail in the compensation discussion and analysis and include:

•	We establish base salaries for our named executive officers based on the scope of their responsibilities, market data and internal equity, and review these salaries annually, making adjustments if necessary to reflect changes in market conditions, cost of living and growth of the Company.

•	We fund our performance-based cash bonus pool based on both objective and subjective criteria, balancing the Company’s overall performance, including meeting revenue growth and earnings per share targets, with subjective measurements, such as the Company’s perceived reputation in the market place and customer satisfaction, determined in the discretion of the Compensation Committee.

•	We have a long-standing insider trading policy.

•	We generally do not provide our named executive officers with benefits or perquisites not available to salaried shareowners.

•	Our performance-based incentive programs include a balance of different measures for short-term and long-term programs.

The vote solicited by this Proposal 2 is advisory, and, therefore, is not binding on the Company, our Board of Directors or our Compensation Committee, nor will its outcome require the Company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal 2:

RESOLVED, that the stockholders of NuVasive, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive Proxy Statement for the 2011 Annual Meeting of Stockholders.

The Board unanimously recommends a vote “FOR” approval of the foregoing resolution.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In connection with Proposal 2 above, seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this Proxy Statement a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of one year, or an annual vote. We are required to solicit stockholder approval on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently.

Our Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board believes that, of the three choices, submitting a non-binding, advisory Say-on-Pay resolution to stockholders every one year is the most appropriate choice.

Our Board has determined that an advisory vote on executive compensation every year is the best approach for the Company based on a number of considerations, including the following:

•	Annual votes will allow stockholders to provide the Company with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year;

•	Annual votes are consistent with Company policies of annually seeking input from, and engaging in discussions with, the Company’s stockholders on corporate governance matters and executive compensation philosophy, policies and practices; and

•	Less frequent votes could allow an unpopular pay practice to continue too long without timely feedback.

The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders, by allowing our stockholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our Proxy Statement every year.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal. The Board will continue to engage with stockholders on executive compensation between stockholder votes.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

RESOLVED, that the stockholders of NuVasive, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:

Choice 1 — every one year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

This vote may not be construed (1) as overruling a decision by the Company or our Board or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board.

The Board unanimously recommends that you vote “ONE YEAR” with respect to the frequency with which stockholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive Proxy Statement.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one annual report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 909-1800 or by mail at 7475 Lusk Boulevard, San Diego, CA 92121. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

By Order of the Board of Directors

Alexis V. Lukianov
Chief Executive Officer and Chairman of the Board

San Diego, California
April 1, 2011

YOUR VOTE IS IMPORTANT!

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE ‘‘NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # è 000000000000
NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees

01	Robert J. Hunt 02 Richard W. Treharne

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2	Approval by advisory (non-binding) vote on the compensation of the Company’s named executive officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

3	Advisory (non-binding) vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.			For	Against	Abstain

4	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.		☐	☐	☐

5	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.		☐	☐	☐

NOTE: The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS, AND FOR AN ADVISORY VOTE EVERY ONE YEAR REGARDING THE FREQUENCY OF STOCKHOLDER VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION. This proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying proxy statement. As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, letter, Form 10-K is/are available at www.proxyvote.com.

NUVASIVE, INC. Annual Meeting of Stockholders May 25, 2011 8:00 AM PDT This proxy is solicited by the Board of Directors
The undersigned hereby appoints Alexis V. Lukianov and Jason M. Hannon or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of NuVasive, Inc. (the “Company”) to be held on May 25, 2011 at 8:00 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion, upon such other matters as may come before the meeting.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
Continued and to be signed on reverse side